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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 included in the Registration Statement on Form S-1 and related Prospectus of School Specialty, Inc. for the registration of 100,000,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin

February 13, 1998